UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2019

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosure under Item 5.02 below is hereby incorporated by reference into this Item 3.01.

On October 11, 2019, Bio-Path Holdings, Inc. (the “Company”) notified the Nasdaq Stock Market (“Nasdaq”) that due solely to the Director Resignation (as defined below), the Company was temporarily not in compliance with the continued listing requirements as set forth in Nasdaq Listing Rules 5605(b)(1), 5605(c)(2)(A) and 5605(d)(2)(A) regarding the composition of the Company’s board of directors (the “Board”), the Company’s audit committee (the “Audit Committee”) and the Company’s compensation committee (the “Compensation Committee”), respectively, because a majority of the Board was not comprised of Independent Directors (as defined in Nasdaq Listing Rule 5605(a)(2)), the Audit Committee was not comprised of three Independent Directors and the Compensation Committee was not comprised of two Independent Directors. In connection with the Director Resignation, on October 11, 2019, the Board appointed Martina Molsbergen to the Board as an Independent Director and to the Company’s Audit Committee and Compensation Committee, thereby curing such noncompliance.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2019, Mark P. Colonnese resigned from his position as a member of the Board and all committees of the Board on which he served (the “Director Resignation”). The resignation of Mr. Colonnese was not because of a disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.

On October 11, 2019, Board appointed Martina Molsbergen to the Board to fill the vacancy resulting from the resignation of Mr. Colonnese. The Board also appointed Ms. Molsbergen as a member of the Company’s Audit Committee, Compensation Committee and nominating/corporate governance committee. The Board has determined that Ms. Molsbergen is an Independent Director.

Ms. Molsbergen has more than 25 years of business development and marketing experience, including more than 15 years of business development expertise in cutting edge technology tools and products for biotherapeutics, immunotherapies and regenerative medicine.  Since October 2009, Ms. Molsbergen has served as the Chief Executive Officer of C14 Consulting Group, LLC, a private consulting company focused on providing business development support for the biotech, VC and pharmaceutical communities.  From 2007 to October 2009, Ms. Molsbergen served as Vice President of Business Development of Crucell Holland BV, a biotechnology company specializing in vaccines and biopharmaceutical technologies.  From 2004 to 2007, Ms. Molsbergen served as Vice President of Business Development of Biowa, Inc.  Ms. Molsbergen served as Vice President of Business Development of Zetiq Technologies Ltd. from 2002 to 2003 and as Vice President of Pharmaceutical Development Services & Business Development of Patheon Inc. from 1997 to 2001.  Ms. Molsbergen holds a B.S. in Chemical Engineering from Drexel University.

In connection with her appointment to the Board, the Company and Ms. Molsbergen agreed to enter into an indemnification agreement in the same form in which the Company has entered into with each of its directors. In addition, Ms. Molsbergen will participate in the Company’s non-employee director compensation programs, as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 under the heading “Director Compensation.”

There is no arrangement or understanding between Ms. Molsbergen and any other person pursuant to which Ms. Molsbergen was appointed as a director. There are no transactions involving Ms. Molsbergen requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 15, 2019, the Company issued a press release titled, “Bio-Path Holdings Appoints Martina Molsbergen to Board of Directors.” A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, Inc.

Dated: October 15, 2019	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 15, 2019